Exhibit 10.2

Execution Copy

AMENDMENT NO. 8 TO CREDIT AGREEMENT

AMENDMENT No. 8 to CREDIT AGREEMENT, dated as of June 2, 2009 (“Amendment”), executed in connection with the Credit Agreement, dated as of November 23, 2005, and entered into by and among MTM Technologies, Inc., a New York corporation (“MTM”), MTM Technologies (US), Inc., a Delaware corporation (“MTM-US”), MTM Technologies (Massachusetts), LLC, a Delaware limited liability company (“MTM-MA”) and Info Systems, Inc., a Delaware corporation (“ISI”, MTM, MTM-US, MTM-MA and ISI being collectively, the “Borrowers” and each a “Borrower”); Columbia Partners, L.L.C. Investment Management, as Investment Manager; and National Electrical Benefit Fund, as Lender (as amended or modified, the “Credit Agreement”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, pursuant to that certain Credit Facilities Agreement dated as of August 21, 2007 among the Borrowers, GE Commercial Distribution Finance Corporation (“CDF”), as Administrative Agent, and CDF, as sole lender, as amended from time to time (as amended, the “GE Loan Agreement”), CDF made certain advances on May 29, 2009;

WHEREAS, as a condition for CDF making the advances on May 29, 2009 and thereafter, CDF required that the Lender enter into a Limited Guaranty (the “NEBF Guaranty”), for the benefit of the CDF, as Administrative Agent and the lender, providing for a guarantee by Lender of the full and prompt payment and performance of $1,900,000 of the principal amount of the Loan Obligations (as defined in the GE Loan Agreement) of the Borrowers, plus accrued interest thereon plus all costs of collection thereof and hereunder, including reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code (collectively, the “Guarantied Obligations”);

WHEREAS, the Borrowers have requested that Investment Manager and the Lender (i) waive certain terms of the Credit Agreement and (ii) amend certain financial covenants contained in Section 6.3 of the Credit Agreement; and

WHEREAS, Investment Manager and Lender are willing to consent to the foregoing waiver and consent, but only on the condition that the Credit Agreement be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section One. Waiver. The Borrowers have notified Investment Manager and Lender that it breached (i) the Payment provision set forth in Section 7.1(a) of the Credit Agreement as a result of the failure of the Borrowers to pay interest owed for the fiscal quarter ended March 31,

2009, due on or about April 16, 2009; (ii) the Default in Other Agreements provision set forth in Section 7.1(b) of the Credit Agreement as a result of the failure of the Borrowers to pay in excess of $250,000 in the aggregate to (A) various landlords of the Borrowers as evidenced by certain budgets and plans provided by the Borrowers to Investment Manager and Lender on May 19, 2009, and (B) various parties to equipment leases, service agreements and contractual arrangements between the Borrowers and third parties as disclosed to Investment Manager and Lender on June 1, 2009 and June 2, 2009; (iii) the Breach of Certain Provisions provision set forth in Section 7.1(c) of the Credit Agreement as a result of the failure of the Borrowers to comply with (A) the Monthly Financials and Forecasts provision set forth in Section 6.1(a) of the Credit Agreement for failure to deliver balance sheets and accompanying report for the month of April 2009; (B) the Litigation provision set forth in Section 6.1(j) of the Credit Agreement for failure to promptly notify Investment Manager and Lender of the actions, charges, claims, demands, suits, proceedings, and arbitrations disclosed to Investment Manager and Lender on June 1, 2009 and June 2, 2009, (C) the Compliance Certificate provision set forth in Section 6.1(m) of the Credit Agreement for failure to deliver Compliance Certificates together with the Financial Statements pursuant to Sections 6.1(a), (b) and (c) prior to the date hereof, (D) the Minimum EBITDA provision set forth in Section 6.3(b) of the Credit Agreement for the March 31, 2009 computation date, (E) the Maximum Total Funded Indebtedness to EBITDA provision set forth in Section 6.3(c) of the Credit Agreement for the March 31, 2009 computation date, and (F) the Excess Cash/Marketable Securities plus Availability provision set forth in Section 6.3(d) of the Credit Agreement for the April 30, 2009 and May 31, 2009 computation dates; and (iv) the Solvency provision set forth in Section 7.1(j) of the Credit Agreement as a result of the failure of the Borrowers to pay, prior to the date hereof, its debts generally as they became due to the extent arising due to the other Existing Defaults enumerated herein (collectively, the “Existing Defaults”). Upon the effectiveness of this Amendment, Investment Manager and Lender hereby waive the Existing Defaults. The waiver contained in this Section One is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates Investment Manager and the Lender to agree to any additional waivers of any provisions of any of the Loan Documents. The waiver contained in this Section One shall not operate as a waiver of Lender’s right to exercise remedies resulting from any other Defaults or Events of Default, whether or not of a similar nature and whether or not known to Investment Manager or Lender.

Section Two. Reimbursement of Guarantied Obligations; Additional Obligations under Credit Agreement. Subject to the terms and conditions of this Amendment and the Credit Agreement, and in reliance upon the representations and warranties set forth herein, the Borrowers hereby jointly and severally, irrevocably, absolutely and unconditionally guarantee to pay or reimburse Lender, upon demand, (i) the amount of each and all payments made by Lender under the NEBF Guaranty in respect of the Guarantied Obligations and (ii) without duplication, any fees and expenses incurred by the Lender in connection with the payment of the Guarantied Obligations. The definitions of “Loan” and “Obligations” as set forth in the Credit Agreement and all other Loan Documents shall be deemed to include the Borrowers’ obligation to pay or reimburse Lender as set forth in this Section Two and such obligation shall accrue interest and be subject to the Payment Premium as set forth in the Credit Agreement. The Borrowers hereby ratify and reaffirm the grant of liens and security interests in the Collateral and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations resulting from amendments to the Credit Agreement, including, without limitation, this Amendment. Further, the Borrowers hereby agree from time to time, as and when requested by Investment Manager to execute and deliver or cause to be executed and delivered, all such documents, instruments, allonges, notes, amendments and agreements and to take or cause to be taken such further or other action as Investment Manager may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Section Two. For the avoidance of doubt, Investment Manager and Lender hereby acknowledge that the obligations described within this Section Two are “Junior Obligations” under the Subordination Agreement.

Section Three. Amendments to Credit Agreement.

(a)          Section 1.3(c) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

“(c)        Interest. The outstanding principal amount of the Note shall bear interest at a rate per annum equal to (i) 4.52% for the term between the date of issuance and June 30, 2010, and (ii) 8.00%, thereafter, until the final payment in full of the Obligations. Interest on the outstanding principal amount of the Note equal to the Applicable Current Cash Rate shall be payable in cash in arrears on each Quarterly Interest Payment Date. As used herein, the term “Applicable Current Cash Rate” shall mean (i) for the period from the Second Amendment Date through the first anniversary of the Second Amendment Date, one percent (1.0%) on an annualized basis, (ii) for the period from the date immediately following the first anniversary of the Second Amendment Date through March 31, 2009, two percent (2.0%) on an annualized basis, (iii) for the period from April 1, 2009 through June 30, 2010, zero percent (0.0%) on an annualized basis, and (iv) for the period from July 1, 2010 until payment in full of the Obligations, eight percent (8%) on an annualized basis. All remaining accrued and unpaid interest shall be payable by Borrower to Investment Manager, for the benefit of Lender, on the Maturity Date, upon a Change of Control, Liquidity Event or Partial Liquidity Event, on the date of any prepayment or at such time such amount becomes due and payable in accordance with the terms hereof. All computations of interest payable hereunder shall be on the basis of a 360-day year consisting of twelve 30-day months and actual days elapsed in the period of which such interest is payable.”

(b)          Effective for all reporting periods after the date hereof, Section 6.3(a) of Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“(a)         Intentionally Omitted

(c)          Effective for all reporting periods after the date hereof, Section 6.3(b) of Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“(b)         Intentionally Omitted

(d)          Effective for all reporting periods after the date hereof, Section 6.3(c) of Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“(c)         Intentionally Omitted

Section Four. Amendments to Credit Agreement. Annex A of the Credit Agreement is amended by deleting the definition of Senior Indebtedness, and the following is substituted in lieu thereof:

“Senior Indebtedness” means, collectively, (i) Indebtedness to GE and the other lenders named in the GE Financing Agreement and any renewals, refinancings or replacements of such Indebtedness so long as the aggregate principal amount of such Indebtedness does not at any time exceed $37,000,000, (ii) Indebtedness to Ingram and any other vendor to any Borrower, (iii) Indebtedness or obligations (in the event such obligations do not constitute Indebtedness as defined herein) to Lender, Firstmark III Offshore Partners, L.P. (f/k/a Pequot Offshore Private Equity Partners III, L.P., Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., CVC II Partners, LLC and The BSC Employee Fund VI, L.P. in connection with the posting of irrevocable letters of credit by such parties in the aggregate face amount of $8,500,000 for the benefit GE related to certain advances by GE to Borrowers under the GE Financing Agreement, including without limitation, Indebtedness or obligations to such parties whether or not such letters of credit are drawn, in the case of (i) (ii) or (iii), which is secured on a basis that is senior to the lien and security interest of Lender created by this Agreement.

Section Five. Release of Claims. To induce Investment Manager and the Lender to enter into this Amendment, each of the Borrowers hereby agrees as follows:

(a)          each Borrower hereby represents and warrants that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claims to have against Investment Manager or Lender, existing or occurring on or prior to the date of this Amendment, arising from or in connection with the Credit Agreement or any of the Loan Documents.

(b)          each Borrower hereby releases, waives and forever discharges and relieves Investment Manager and Lender and all their respective parents, subsidiaries and affiliates and the officers, directors, agents, attorneys and employees of each of the foregoing (hereinafter “Releasees”) from any and all claims, liabilities, demands, actions, suits, covenants, losses, costs, offsets and defenses of any nature and kind whatsoever, whether at law or equity of otherwise, whether known or unknown, which such Borrower ever had, now has, or have been caused by any act of commission or omission of Investment Manager or Lender, existing or occurring on or prior to the date of this Agreement, against or related to the Releasees, arising from or in connection with the Credit Agreement or any of the Loan Documents.

Section Six. Representations and Warranties.  To induce Investment Manager and the Lender to enter into this Amendment, each of the Borrowers hereby warrants and represents to Investment Manager and the Lender as follows:

(a)          no Defaults or Events of Default have occurred, other than Existing Defaults;

(b)          the execution, delivery and performance of this Amendment by such Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and such Borrower has received all necessary consents and approvals, if any are required, for the execution and delivery of this Amendment;

(c)          no consents are necessary from any third parties from such Borrower’s execution, delivery and performance of this Amendment except for those already duly obtained;

(d)          upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and

(e)          neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any Borrower, (ii) cause a violation by any Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of any Borrower, except in favor of Investment Manager and the Lender, to secure the Obligations, (v) violate any provision of the Certificate of Incorporation, By-Laws, Operating Agreement or any capital stock provisions of any Borrower, or (vi) be reasonably likely to have a Material Adverse Effect.

Section Seven. General Provisions.

(a)          Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)          This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(c)          This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

(e)          The effectiveness of this Amendment is conditioned on receipt by Investment Manager of each of the following: (i) this Amendment, (ii) a consent from GE Commercial Distribution Finance Corporation in form and substance reasonably acceptable to Investment Manager, and (iii) resolutions of each Borrower, certified by the corporate secretary or assistant secretary of such Borrower, authorizing this Amendment and the transactions contemplated hereby.

(d) The Borrowers hereby acknowledge their continued obligation to pay all fees and expenses which are due and payable pursuant to Section 1.6 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT,
as Investment Manager

By:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director

NATIONAL ELECTRICAL BENEFIT FUND,
as Lender
By: Columbia Partners, L.L.C.
Investment Management, its Authorized Signatory

By:	/s/ Jason Crist
Name:	Jason Crist
Title:	Managing Director

MTM TECHNOLOGIES, INC.,
for itself and as Borrowing Agent

By:	/s/ Steven Stringer
Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (US), INC.

By:	/s/ Steven Stringer
Name:	Steven Stringer
Title:	President and Chief Executive Officer

INFO SYSTEMS, INC.

By:	/s/ Steven Stringer
Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC

By:	/s/ Steven Stringer
Name:	Steven Stringer
Title:	President and Chief Executive Officer